UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020 (November 10, 2020)

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Broadway, 14th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Hervé Sedky as President and Chief Executive Officer

On November 10, 2020, the Board of Directors (the “Board”) of Emerald Holding, Inc. (the “Company”) appointed Hervé Sedky as President and Chief Executive Officer of the Company and its subsidiaries. Mr. Sedky is expected to commence his new employment with the Company on January 5, 2021 (the “Start Date”). Effective on Mr. Sedky’s Start Date, Brian Field will return to his role as the Company’s Chief Operating Officer after having served as its Interim President and Chief Executive Officer. Mr. Field’s current base salary will remain unchanged.

  Mr. Sedky, 51, most recently served as President, The Americas of Reed Exhibitions, a division of RELX plc. In that role, Mr. Sedky oversaw a business that curates more than 100 sector-leading exhibitions and events in North and South America each year (USA, Mexico and Brazil), and served as a member of Reed Exhibitions’ Worldwide Board. Prior to joining Reed Exhibitions in September 2014, Mr. Sedky’s 20-year executive career at the American Express Company culminated in service as Senior Vice President and General Manager of American Express Business Travel.  Mr. Sedky founded KLIO Companies in 2013, an active investment group focused on the travel, fitness and real estate sectors. Mr. Sedky serves as the Chairman on the Board of the Children’s Health Fund, on the board of the French Cultural Center/Alliance Française.

There are no related person transactions (or proposed related person transactions) with respect to Mr. Sedky reportable under Item 5.02(c) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year. There are no family relationships to disclose with respect to Mr. Sedky reportable under Item 401(d) of Regulation S-K.

Mr. Sedky will enter into the Company’s standard form of indemnification agreement, pursuant to which the Company agrees to indemnify its directors and officers to the fullest extent permitted by applicable law and, subject to certain conditions, to advance expenses in connection with proceedings as described in the indemnification agreement.

Sedky Employment Agreement

In connection with Mr. Sedky’s appointment as President Chief Executive Officer, on November 10, 2020, the Board approved an Employment Agreement by and among Emerald X, LLC (“Emerald”), Mr. Sedky, and, solely for the purposes of Sections 1.2, 2.3(b), 2.4, and 8.1 thereof, the Company, commencing effective on January 5, 2021 (the “Sedky Employment Agreement”). The following description is intended to be a summary and not a full description of all of the terms of the Sedky Employment Agreement, which is incorporated herein by reference. A copy of the Sedky Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The Sedky Employment Agreement provides for an initial four-year term, subject to one-year renewals. It entitles Mr. Sedky to (a) an annual base salary of $650,000; (b) an annual bonus, with a target annual bonus equal to 107.69% of his annual base salary, subject to satisfaction of performance goals set annually by the Board in consultation with Mr. Sedky (but guaranteed for the first 12 months of his term); (c) a cash sign-on bonus equal to $100,000; (d) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; and (e) reimbursement for documented legal fees incurred in connection with the drafting, negotiation and execution of the Sedky Employment Agreement and related matters.  Mr. Sedky has also committed to purchase $200,000 of Emerald’s stock following the Start Date (or earlier, if mutually agreed).

In the event of a termination of employment for any reason, Mr. Sedky shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, unreimbursed legal fees and (except in the case of a termination by Emerald for cause, by Mr. Sedky without good reason, other than due to death or disability (each as defined in the Sedky Employment Agreement)) any earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, upon a termination for good reason, or upon a termination due to the Company’s non-renewal of the Sedky Employment Agreement, and subject to the execution and non-revocation of a general release of claims against the Company and Emerald, Mr. Sedky shall be entitled to receive: (w) an amount equal to one times the sum of his then-current annual base salary and the annual bonus actually paid to Mr. Sedky for the previous calendar year (or, if his employment is terminated prior to any non-pro rated annual bonus being paid, his target annual bonus), (x) a pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year, (y) pro rata vesting of a number of then unvested options and then unvested RSUs that would have become vested had Mr. Sedky remained employed for an additional 12 months, and (z) monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Sedky is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year. Mr. Sedky is subject to perpetual confidentiality and non-disparagement covenants and, during his employment with Emerald and for 12 months immediately thereafter, non-competition and non-solicitation covenants.

The Sedky Employment Agreement also entitles Mr. Sedky to receive an initial equity inducement grant. His initial grant shall consist of a combination of (i) restricted stock units (“RSUs”) valued at $1.25 million on the date of grant but capped at 355,000 shares, vesting over two years; (ii) 100,000 RSUs subject to vesting over five years; (iii) 900,000 options to purchase common stock of the Company (each, an “Option”) at an anticipated exercise price equal to $3.52; (iv) 1,050,000 Options at an anticipated exercise price equal to $6.00; and (v) 1,050,000 Options at an anticipated exercise price equal to $8.00.  All of the foregoing Options vest in equal annual installments over five years.

The forms of the RSU Award Agreements and Stock Option Agreement are incorporated herein by reference, and copies thereof are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Field Employment Agreement Amendment

On November 10, 2020, the Board also approved an amendment (the “Field Employment Agreement Amendment”) to the Employment Agreement, dated May 22, 2019, by and between Emerald Expositions, LLC, Brian Field, and solely for the purposes of Sections 2.3 and 8.1 thereof, the Company. The Field Employment Agreement Amendment memorializes the continuing effectiveness of Mr. Field’s current base salary and bonus eligibility upon his transition to the role of Chief Operating Officer. The foregoing description is intended to be a summary and not a full description of all of the terms of the Field Employment Agreement Amendment, which is incorporated herein by reference. A copy of the Field Employment Agreement Amendment is attached as Exhibit 10.4 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On November 13, 2020, the Company issued a press release announcing the appointment of Hervé Sedky as President and Chief Executive Officer.

The press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description

10.1	Employment Agreement, dated November 10, 2020, by and between Emerald X, LLC, Hervé Sedky, and solely for the purposes of certain sections therein, Emerald Holding, Inc.
10.2	Form of RSU Award Agreement to be entered into by and between Emerald Holding, Inc. and Hervé Sedky.
10.3	Form of Stock Option Agreement, to be entered into by and between Emerald Holding, Inc. and Hervé Sedky.
10.4	Employment Agreement Amendment, dated November 12, 2020, by and between Emerald X, LLC, and Brian Field.
99.1	Press Release issued by Emerald Holding, Inc. dated November 13, 2020, announcing the appointment of Hervé Sedky as President and Chief Executive Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2020		EMERALD HOLDING, INC.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel and Corporate Secretary